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                                                                    Exhibit 16.1

                    [LETTERHEAD OF DEMETRIUS & COMPANY, LLC]

June 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated June 10, 2002 of Diversified Security Solutions, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Demetrius & Company LLC

cc:      James E. Henry, Chief Executive Officer
         Diversified Security Solutions, Inc.